Exhibit 99.2

ZORRONET LTD.

CONDENSED FINANCIAL STATEMENTS

AS OF MARCH 31, 2026

ZORRONET LTD.

INTERIM UNAUDITED CONDENSED FINANCIAL STATEMENTS

AS OF MARCH 31, 2026

U.S. DOLLARS IN THOUSANDS

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ZORRONET LTD.

INTERIM UNAUDITED CONDENSED BALANCE SHEETS

(U.S. dollars in thousands, except share and per share data)

	March 31, 2026	December 31, 2025

Assets
Current Assets
Cash and cash equivalents	34	-
Accounts receivable	367	102
Other current assets	4	31
Total Current Assets	405	133

Operating lease right-of-use asset	2	6

Property and equipment, net	37	34

Total Assets	444	173

Liabilities and Stockholders’ Deficit
Current Liabilities
Short term loans	150	159
Accounts payable	21	54
Operating lease liability	2	6
Other current liabilities – related parties	407	129
Short-term loans from parent company	120	117
Other current liabilities	354	222
Total current liabilities	1,054	687
Long term loans	116	129

Total Liabilities	1,170	816

Stockholders’ Deficit
Common stock of NIS 0.01 par value each (“Common Stock”): 100,000 shares authorized as of March 31, 2026 and December 31, 2025; issued and outstanding 13,250 shares as of March 31, 2026 and December 31, 2025.	4	4
Other comprehensive loss	(61)	(60)
Accumulated deficit	(669)	(587)
Total Stockholders’ Deficit	(726)	(643)
Total liabilities and stockholders’ Deficit	444	173

The accompanying notes are an integral part of these interim unaudited condensed financial statements.

ZORRONET LTD.

INTERIM UNAUDITED CONDENSED STATEMENTS OF COMPREHENSIVE LOSS

(U.S. dollars in thousands, except share and per share data)

Period ended
March 31,
2026

Revenues for services	90
Revenues for sales	261
351
Cost of services	(75)
Cost of sales	(184)
Gross profit	92

Research and development expenses	(78)
General and administrative expenses	(88)
Operating Loss	(74)
Financial expenses, net	(8)
Net Loss	(82)
Translation to presentation currency	(1)
Total loss and other comprehensive loss	(83)

The accompanying notes are an integral part of these interim unaudited condensed financial statements.

ZORRONET LTD.

INTERIM UNAUDITED CONDENSED STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT

(U.S. dollars in thousands, except share and per share data)

	Number of Shares	Amount	Other comprehensive loss	Accumulated deficit	Total stockholders’ deficit

BALANCE AT DECEMBER 31, 2025	13,250	4	(60)	(587)	(643)
Total comprehensive loss for the period			(1)	(82)	(83)
BALANCE AT MARCH 31, 2026	13,250	4	(61)	(669)	(726)

(*)	represents amount less than $1 thousand

The accompanying notes are an integral part of these interim unaudited condensed financial statements.

ZORRONET LTD.

INTERIM UNAUDITED CONDENSED STATEMENTS OF CASH FLOWS

(U.S. dollars in thousands)

For the Three- month period ended March 31, 2026
CASH FLOWS FROM OPERATING ACTIVITIES:
Total net loss for the period	(82)
Adjustments required to reconcile net loss for the period to net cash used in operating activities:
Depreciation	2
Interest expenses	3
Increase in accounts receivable	(264)
Decrease in other current assets	27
Decrease in accounts payable	(34)
Increase in other liabilities	131
Net cash used by operating activities	(217)

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayment of short-term loans	(10)
Proceeds from related parties	278
Repayment of long-term loans	(17)
Net cash provided in financing activities	251

INCREASE IN CASH AND CASH EQUIVALENTS
Increase in Cash and Cash Equivalents	34

CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR	-

CASH AND CASH EQUIVALENTS AT END OF YEAR	34
Supplemental disclosure of cash flow information:
Cash transactions:
Interest	5
Taxes	-

The accompanying notes are an integral part of these interim unaudited condensed financial statements.

ZORRONET LTD.

NOTES TO INTERIM UNAUDITED CONDENSED FINANCIAL STATEMENTS

NOTE 1 – GENERAL

A.	ZorroNet Ltd. (the “Company”) is a private company incorporated in Israel on January 13, 2021.

The Company is engaged in the development of artificial intelligence (AI)-based software solutions for defense, command-and-control (C2), and intelligence applications. The Company’s platform integrates video analytics, drones, sensors, IoT systems and additional data sources into a unified real-time operational environment designed to support monitoring, threat detection, situational awareness and operational decision-making.

The Company provides its solutions and related services to governmental, defense, homeland security and commercial customers in Israel and internationally.

B.	Israel –war

In October 2023, a large-scale terrorist attack in southern Israel led to the outbreak of armed conflict between Israel and Hamas. The conflict subsequently expanded to additional regional fronts and contributed to a period of heightened geopolitical and security instability in the region.

During 2024 and 2025, hostilities included military operations in Lebanon and direct confrontations involving Iran. These developments increased regional uncertainty and, at times, resulted in temporary disruptions to the Company’s operations in Israel, including limited interruptions to routine business activities.

In September 2025, a ceasefire agreement was reached between Israel and Hamas, and all remaining living Israeli hostages were released and returned to Israel. While the ceasefire has generally held as of the date of these financial statements, the security situation remains sensitive, and the potential for renewed hostilities or broader regional escalation cannot be ruled out. More recently, on February 28, 2026, hostilities between Israel and Iran escalated again. Israel, together with the United States, conducted a major joint military campaign of air and missile strikes against targets in Iran, which triggered a broad Iranian response and contributed to significant regional instability. The situation remains highly fluid, and management is unable to predict when, or on what terms, this escalation will be resolved. Accordingly, the extent of the continued impact on the Company’s operations and financial results, if any, cannot be reasonably estimated at this time.

Given that the majority of the Company’s operations are conducted in Israel, and that all members of the Company’s board of directors and management, as well as most employees, consultants, and service providers, are located in Israel, the Company is directly affected by the economic, political, geopolitical, and military conditions impacting the region. As of March 31, 2026, while ceasefire arrangements with Hamas, Lebanon and Iran were generally in effect and large-scale military operations had subsided, the overall security environment in Israel and the surrounding region remained unstable and unpredictable. Any further escalation or expansion of the conflict could negatively affect both regional and global conditions, and may adversely impact the Company’s business, financial condition, and results of operations.

In April 2026, a ceasefire agreement was reached; however, the ceasefire remains fragile and the overall security situation in Israel and the region continues to be uncertain.

ZORRONET LTD.

NOTES TO INTERIM UNAUDITED CONDENSED FINANCIAL STATEMENTS

NOTE 1 – GENERAL

C.	The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As of March 31, 2026, the Company had $34 in cash and cash equivalents, $649 in negative working capital, stockholders’ deficit of $726 and an accumulated deficit of $669. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. The Company’s ability to continue as a going concern is dependent upon raising capital from financing transactions and revenue from operations. Management anticipates their business will require substantial additional investments that have not yet been secured. The Parent Company has expressed its intent to support the Company’s operations and to provide financial assistance as needed. However, the extent and timing of such support are uncertain. Therefore, substantial doubt about the Company’s ability to continue as a going concern remains.These financial statements do not include any adjustments that may be necessary should the Company be unable to continue as a going concern.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND BASIS OF PRESENTATION

Unaudited Interim Financial Statements

The accompanying condensed interim balance sheet as of March 31, 2026 and the condensed interim statements of operations, changes in shareholders’ equity and cash flows for the three month period ended March 31, 2026 are unaudited. These unaudited condensed interim financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America.

The unaudited condensed interim financial statements contain all adjustments which, in the opinion of management, are necessary to present fairly, the financial information included therein. It is suggested that these condensed interim financial statements be read in conjunction with the audited financial statements and accompanying notes included in the Company’s report for the year ended December 31, 2025. Results for the interim periods presented are not necessarily indicative of the results to be expected for the full year.

These financial statements should be read in conjunction with the financial statements and notes thereto contained in the Company’s Annual Report for the year ended December 31, 2025.

ZORRONET LTD.

NOTES TO INTERIM UNAUDITED CONDENSED FINANCIAL STATEMENTS

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND BASIS OF PRESENTATION

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, certain revenues and expenses, and disclosure of contingent assets and liabilities as of the date of the financial statements. As applicable to these financial statements, the most significant estimates and assumptions relate to revenue recognition and valuation of accounts receivable. These estimates and assumptions are based on management’s best estimates and judgment. Management evaluates its estimates and assumptions on an ongoing basis using historical experience and other factors, including the current economic environment, which management believes to be reasonable under the circumstances. Actual results could differ from those estimates.

During the period ended March 31, 2026, two customers accounted for approximately 45% and 11%, respectively, of the Company’s total revenues.

NOTE 3 – RELATED PARTIES

Balances with related parties:

As of March 31, 2026
Other current liabilities (*)	407
Short- term loans	120

(*)	The balance with a related party represents a non-interest bearing current account, payable on demand.

NOTE 4 – SUBSEQUENT EVENTS

The Company evaluated subsequent events through June 11, 2026, the date on which these financial statements were available to be issued. No subsequent events were identified that required adjustment to or disclosure in the accompanying financial statements.